CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS




Penn National Gaming, Inc.
825 Berkshire Boulevard
Wyomissing, Pennsylvania



     We hereby consent to the inclusion in the current report on Form 8-K/A of Penn National Gaming, Inc. dated February 6, 1997 to be filed with the Securities and Exchange Commission of our report dated December 6, 1996, relating to the consolidated financial statements of The Plains Company as of December 31, 1994 and 1995, and for each of the years in the three-year period ended December 31, 1995.



                                             /s/ ROBERT ROSSI & CO.
                                             ------------------------
                                                 ROBERT ROSSI & CO.


Olyphant, Pennsylvania
February 6, 1997